Exhibit 99.1

Investor Update - September 6, 2023

References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified.

This update includes expected operational and financial information, including operating cost per available seat mile, excluding fuel and other items (CASMex). Our disclosure of CASMex, provides us (and may provide investors) with the ability to measure and monitor our performance without these items. The most directly comparable GAAP measure is total operating expenses per available seat mile. Please see the cautionary statement under “Forward-Looking Information.”

We are providing information about estimated fuel prices. Management believes it is useful to compare results between periods on an “economic basis.” Economic fuel expense is defined as the raw or “into-plane” fuel cost less any cash we receive from hedge counterparties for hedges that settle during the period, offset by the recognition of premiums originally paid for those hedges that settle during the period. Economic fuel expense more closely approximates the net cash outflow associated with purchasing fuel for our operation.

Forward-Looking Information
This update contains forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2022. Some of these risks include the risks associated with contagious illnesses and contagion, such as COVID-19, general economic conditions, increases in operating costs including fuel, competition, labor costs and relations, our indebtedness, inability to meet cost reduction goals, seasonal fluctuations in our financial results, an aircraft accident, and changes in laws and regulations. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance, or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

AIR GROUP - CONSOLIDATED
This investor update provides information about recent developments and performance trends for Alaska Air Group (Air Group) and subsidiaries Alaska Airlines (Alaska) and Horizon Air (Horizon).
FINANCIAL UPDATE
The table below reflects our updated expectations for Q3 2023:

	Q3 Expectation	Previous Q3 Expectation
Capacity (ASMs) % change versus 2022	Up ~13%	Up 10% to 13%
Total revenue % change versus 2022	Up 1% to 2%	Up 0% to 3%
CASMex % change versus 2022	Down 1% to 2%	Down 0% to 2%
Economic fuel cost per gallon	$3.15 to $3.25	$2.70 to $2.80
Adjusted pre-tax margin %	10% to 12%	14% to 16%

Over the past several weeks, fuel prices have increased considerably, driving a downward revision to our adjusted pre-tax margin expectations for the quarter. We now expect economic fuel cost per gallon to be approximately $3.15 to $3.25 and adjusted pre-tax margin to be 10% to 12% for Q3 2023.

Our operation continues to perform at an exceptionally high level and throughout peak summer flying our completion rate reached record levels during July and August. We also executed a market wage rate adjustment for our pilots, effective September 1, 2023 as part of the agreement originally reached in October 2022. Inclusive of this impact, we are revising our CASMex guide to the better end of our range, which we now expect to be down 1% to 2% for Q3 2023.

Regarding revenue, close-in booking strength continued through August, however, the tragic fires that occurred on Maui have resulted in cancellations to the island as the community works to recover. Given these offsetting impacts, we are tightening our revenue guide to up 1% to 2%, with the midpoint unchanged from our original guidance.